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Exhibit 10.30.3

                          PLEDGE AND SECURITY AGREEMENT

         This Pledge and Security Agreement, dated as of December 19, 2002 (this "Agreement"), is by and among Eurotech Ltd., a District of Columbia corporation (the "Obligor"), Woodward LLC, a Cayman Islands company (the "Secured Party") and Krieger & Prager, LLP, a New York limited liability partnership, as agent for the Secured Party ("Agent").

                                    Recitals

         WHEREAS, Obligor has entered into an Exchange Agreement, dated December 9, 2002 (the "Exchange Agreement") pursuant to which the Obligor is exchanging certain assets in return for 239,927,344 shares of common stock (the "Pledged Shares") of Markland Technologies, Inc., a Florida corporation;

         WHEREAS, in connection with the closing of the transactions contemplated by the Exchange Agreement, Obligor and the Secured Party desire to enter into this Agreement (i) to effect the surrender of the rights of the Secured Party to receive 5,725 shares (the "Retired Shares Rights") of Obligor's outstanding Series B 5% Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), which right the Secured Party received pursuant to that certain Securities Exchange and Purchase Agreement, dated September 30, 2002, by and between Obligor and the Secured Party(the "Purchase Agreement") and the other transaction documents related thereto (all such documents, collectively with the Purchase Agreement, the "Transaction Documents"), and (ii) in consideration of such surrender, the creation of a security interest of Secured Party in the Pledged Shares to secure, among other things, the Obligor's obligations under Section 3 of this Agreement to the Secured Party (the "Secured Obligations"); and

         WHEREAS, Obligor and the Secured Party have duly authorized the execution, delivery and performance of this Agreement.

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Certain capitalized terms used herein are defined in this
Section 1. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Exchange Agreement. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement with such meanings.

         "Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "COD" is defined in Section 3(a).

         "Collateral" is defined in Section 4.

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         "Distributions" is defined in Section 4(b).

         "Event of Default" is defined in Section 3(c).

         "Exchange Agreement" is defined in the first recital.

         "Lien" means with respect to any asset (a) any claim, pledge, mortgage, lien, charge, security interest, or encumbrance of any kind or (b) the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement, but shall not include any lease processing or other agreement executed by Obligor and covering or including any Collateral.

         "Obligor" is defined in the preamble.

         "Person" means any individual, corporation, limited liability company, partnership (including a joint venture), association, joint stock company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof (including government corporations), or any other form of entity, or any trustee, receiver, custodian or similar official.

         "Pledged Collateral Account Agreement" means such agreement substantially in the form of the Pledged Collateral Account Agreement attached hereto as Exhibit A, or such other form as may be utilized by a securities intermediary with the mutual consent of Obligor and the Secured Party, such consent not to be unreasonably withheld.

         "Pledged Shares" means all shares of capital stock set forth in the Recitals that are delivered by Obligor to the Secured Party hereunder.

         "Proceeds" is defined in Section 4(b).

         "Purchase Agreement" is defined in the second recital.

         "Remaining Shares" is defined in Section 2.

         "Retired Shares Rights" is defined in the second recital.

         "Secured Obligations" is defined in the second recital.

         "Secured Party" is defined in the preamble.

         "Series B Preferred Stock" is defined in the second recital.

         "Stock Exchange" is defined in Section 6.2.

         "Termination Date" is defined in Section 6.2.

         "Transaction Documents" is defined in the second recital.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

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2. Surrender of Retired Shares Rights. Effective for all purposes as of the date hereof, and in consideration of the creation of the security interest granted hereunder, Secured Party hereby surrenders and agrees to terminate all of its Retired Shares Rights under the Transaction Documents, the COD or otherwise.
Upon such surrender, and pursuant to the Transaction Documents, the Secured
Party shall continue to hold the right to receive 11,450 shares of Series B Preferred Stock (the "Remaining Shares") which Remaining Shares shall be issued promptly after receipt, at the Obligor's expense, of any and all applicable regulatory approvals (it being acknowledged by Obligor and the Secured Party that Obligor has heretofore been precluded from issuing any shares of Series B Preferred Stock to the Secured Party solely at the request of the American Stock Exchange). Promptly following the consummation of the transactions contemplated by this Agreement, but subject in all instances to applicable regulatory approvals as contemplated above, Obligor shall deliver to Secured Party certificates representing the Remaining Shares.

3. Secured Obligations.

         (a) Subject to applicable law, Obligor shall redeem for cash the Remaining Shares held by Secured Party (whether or not in issued and registered form) by immediately delivering and causing (or consenting to) the Agent or the Broker (as each is defined below), as appropriate, for deliver directly to Secured Party, fifty percent (50%) of the proceeds of any sale, transfer, assignment, grant of any lien or pledge of the Pledged Shares, as soon as such proceeds become available to Obligor, up to an amount not to exceed the stated value (liquidation value) plus accrued dividends of the Remaining Shares. The proceeds received by the Secured Party shall be applied toward the redemption of the Remaining Shares ( whether or not in issued and registered form) in chronological order per the terms of the redemption schedule contained in the Certificate of Designations for the Series B Preferred Stock (the "COD");

         (b) (i) Obligor hereby ratifies and reaffirms all the covenants and obligations of Obligor contained in the Transaction Documents with respect to the Secured Party's rights to receive the Remaining Shares including without limitation the obligations under that certain Registration Rights Agreement between Obligor and Secured Party and the redemption provisions of the COD(ii) Subject to all disclosures made by Obligor in Obligor's its filings prior to the date hereof with the Securities and Exchange Commission, including Obligor's Quarterly Report on Form 10-Q for the period ending September 30, 2002 and its various Current Reports on Form 8-K, all of the representations and warranties made by Obligor in Article III of the Exchange Agreement (subject to applicable exceptions and disclosure schedules) are incorporated by reference herein and are made by Obligor to the Secured Party, with the same force and effect as if made on the date hereof.

         (c) Any default in the performance under either (a), (b)(i) or (b)(ii) above shall be an event of default hereunder (an "Event of Default").

4. Grant of Security Interest and Pledge. Obligor hereby grants to Secured Party a security interest in Obligor's right, title, and interest in the following "Collateral," whether now owned or hereafter acquired:

         (a) The Pledged Shares; and

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         (b) Fifty percent (50%) of all proceeds derived from any sale, transfer, assignment, grant of any lien or pledge, or such other divestment of the Pledged Shares, and to the extent not otherwise included, all payments under any indemnity, warranty or guaranty of or for the foregoing Collateral (all such proceeds and payments under any insurance, indemnity, warranty or guaranty being the "Proceeds"), and any distributions issued in connection with the Pledged Shares, in whatever form , including but not limited to, cash or stock dividends, stock splits, recapitalizations, regoranizations and similar transactions ("Distributions").

5. Obligor's Representations and Warranties. Subject to all disclosures made by Obligor (i) in all of Obligor's filings prior to the date hereof with the Securities and Exchange Commission, including Obligor's Quarterly Report on Form 10-Q for the period ending September 30, 2002 and its various Current Reports on Form 8-K and (ii) Obligor's disclosure schedules to the Exchange Agreement, Obligor hereby represents and warrants the following to the Secured Party:

         5.1 Organization and Existence. Obligor is duly incorporated, validly existing and in good standing under the laws of the District of Columbia. Obligor has full corporate power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. Obligor is duly licensed or qualified to do business as a foreign corporation and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Obligor.

         5.2 Authority and Approval. Obligor has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery by Obligor of this Agreement, the performance by Obligor of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action of Obligor. This Agreement constitutes the valid and binding obligation of Obligor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         5.3 No Conflict. This Agreement, and the execution and delivery by Obligor of this Agreement does not, and the fulfillment and compliance with the terms and conditions hereof, and the consummation of the transactions contemplated hereby will not:

              (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of Obligor;

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              (b) violate any provision of, or require any consent,
authorization or approval under, any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Obligor; or

              (c) result in the creation of any material lien, charge or encumbrance on the assets of Obligor under any indenture, mortgage, lien, lease or contract.

         5.4 Pledged Shares. The taking of possession by the Secured Party or by its agent, or by the Broker pursuant to the Pledged Collateral Account Agreement, for the purpose of accepting delivery of the Pledged Shares, shall perfect and establish the first priority of the Secured Party's security interest in such Pledged Shares. Except as set forth in this Section 5.4 or as may be required under the UCC, no action is necessary to perfect or otherwise protect such security interest in such Pledged Shares and the Obligor has not granted a security interest in the Pledged Shares to any other person.

         5.5 Other Liens. Obligor owns the Collateral free and clear of any Lien, except for the security interests created by this Agreement and by the Pledged Collateral Account Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in connection with this Agreement.

         5.6 Lien Priority and Perfection of Security Interest in the Collateral. This Agreement creates a valid first priority security interest in the Collateral. No other authorization, approval or other action by any governmental authority or any other person or entity is necessary to grant the security interest in the Collateral contemplated hereby, allow Obligor to perform its obligations hereunder or permit the Secured Party to exercise its rights and remedies hereunder.

6. Obligor's Covenants.

         6.1 Delivery of the Pledged Shares. Obligor shall deliver to Agent, which the Secured Party hereby appoints as its agent for the purpose of accepting delivery of and holding the Pledged Shares, simultaneously with or promptly following the execution and delivery of this Agreement, all certificates representing the Pledged Shares endorsed in blank for transfer or accompanied by stock powers executed in blank for transfer of the Pledged Shares, with medallion guarantees. Prior to delivery to the Agent, all such certificates representing Pledged Shares shall be held in trust by Obligor for the benefit of the Secured Party pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit B attached hereto. Obligor further agrees to execute and deliver to the Secured Party such UCC or other applicable financing statements or other filing or registration as may be reasonably requested by the Secured Party in order to perfect and protect the security interest created hereby in the Pledged Shares or to deliver to the Secured Party such instruments and similar documents with respect to the Pledged Shares as the Secured Party may reasonably request.

         6.2 Pledged Collateral Account. Prior to any open market sale or transfer of the Pledge Shares on any stock exchange or trading market

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(including, if applicable, the OTC Bulletin Board) where the Pledge Shares are then traded (the "Stock Exchange"), Obligor shall execute and deliver a Pledged Collateral Account Agreement substantially in the form of that attached hereto as Exhibit A, to a broker or brokers to be identified by Obligor and Secured Party by mutual consent (the "Broker"), for purposes of establishing an Account or Accounts among Obligor, Secured Party and Broker to remain effective until the earlier of (i) the date on which the Secured Obligations shall have been paid in full and the security interest is thereby released; or (ii) the completion of any foreclosure of Secured Party's security interests as provided herein (the "Termination Date"). If prior to the Termination Date, the parties determine to close such Account or Accounts, the Obligor shall cause any applicable Collateral to be redelivered to the Agent.

         6.3 Distributions. In the event that any Distributions are to be delivered to Obligor with respect to any Pledged Shares, and no Event of Default has occurred or is continuing, then fifty percent (50%) of such Distributions shall be delivered directly to Obligor and the other fifty percent (50%) shall be delivered directly to Agent for the benefit of Secured Party. If an Event of Default in the performance of the Secured Obligations has occurred and is continuing through no fault of the Agent and/or the Broker, then any and all such Distributions are to be delivered directly to the Agent (accompanied, if appropriate, by stock powers executed in blank for transfer or another instrument of transfer) for the benefit of Secured Party, up to any deficiency amount owed to the Secured Party pursuant to the redemption schedule contained in the COD.

         6.4 Further Assurances With Respect to the Collateral.

         (a) Obligor agrees that at any time, at Obligor's expense, Obligor will promptly execute and deliver all such further instruments and documents, and take all such further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect any security interest in the Collateral granted or purported to be granted hereby or to enable Secured Party to exercise and enforce their rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Obligor will, at the Secured Party's request: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby in the Collateral.

         (b) Obligor will furnish to the Secured Party, from time-to-time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail, including but not limited to monthly reports or statements in connection with sales pursuant to the Pledged Collateral Account Agreement.

         6.5 Transfer of Collateral. Except in the case of an open market sale (not pre-arranged) by Obligor of the Pledged Shares on a Stock Exchange, whether by means of an effective registration statement or by means of Rule 144 pursuant to the Pledged Collateral Account Agreement, Obligor shall not sell, assign, transfer (by operation or law or otherwise), pledge as collateral, or grant or

                                       6
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create any security interest, lien or other encumbrance with respect to any of the Collateral without the prior written consent of the Secured Party. Obligor agrees to promptly upon settlement of such sales, to transfer to Secured Party fifty percent (50%) of the proceeds of such sales, net of all reasonable and customary broker's commissions.


7. Remedies. If an Event of Default shall have occurred and remain uncured:

         7.1 UCC Remedies With Respect to the Collateral. To the extent permitted by law, the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral).

         7.2 Application of Collateral. All cash proceeds received by the Secured Party from the collection of or other realization of any part of the Collateral shall be applied by the Secured Party against the performance of the Secured Obligations pursuant to the redemption schedule for the Series B Preferred Stock contained in the COD and in the Certificate of Designation for the Series A Preferred Stock.. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after performance in full of all the Secured Obligations shall be paid over to Obligor or to whomever may be lawfully entitled to receive such surplus.

         7.3 Pledged Shares.

         (a) Certain Remedies. Upon the occurrence of and during the continuance of an Event of Default, Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and may also require the Obligor to, and the Obligor hereby agrees that it will at its expense, require the Agent to deliver the Collateral to the Secured Party. Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction or private sale or other method of disposition. The Secured Party may bid at any public sale on all or any portion of the Collateral. Secured Party shall give Obligor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) business days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

         (b) No Obligation to Sell. Notwithstanding Section 7.3(a), Secured Party shall be under no obligation to offer to sell the Pledged Shares. In the event the Secured Party offers to sell the Pledged Shares, the Secured Party shall be under no obligation to consummate a sale of the Pledged Shares if, in their reasonable business judgment, none of the offers received by them reasonably approximate the fair value of the Pledged Shares.

         (c) Strict Foreclosure. In the event the Secured Party elects not to sell the Pledged Shares, the Secured Party may elect to follow the procedures set forth in the UCC for retaining the Pledged Shares in satisfaction of the Secured Obligations, subject to the Obligor's rights under such procedures.

                                       7
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         (d) Rights. Until the occurrence of an Event of Default, all legal and beneficial ownership rights to the Pledged Shares shall remain with the Obligor during such time as the Pledged Shares are held by the Agent, including, but not limited to, any right to vote thereon.

8. Appointment of Agent.

         8.1 Attorneys-In-Fact. Upon the occurrence and continuance of an Event of Default, Obligor hereby irrevocably appoints the Secured Party as Obligor's attorney-in-fact with respect to the Collateral and the Agent as Obligor's attorney-in-fact with respect to the Pledged Shares, with full authority to act for Obligor and in the name of Obligor to, in their respective discretion, take any action and execute any instrument which they respectively may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, with respect to the Collateral:

         (a) filing one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Obligor where permitted by law; and

         (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral, or the rights and remedies under Section 7 hereof.

         The power of attorney granted pursuant to this Section 8.1 is coupled with an interest and is irrevocable.

         8.2 Secured Party's Performance. If Obligor fails to perform any covenant contained herein, the Secured Party may itself perform, or cause performance of, such covenant, and Obligor shall pay for the expenses of the Secured Party incurred in connection therewith.

         8.3 Secured Party's Duties. The powers conferred on the Secured Party under this Agreement are solely to protect its interest in the Collateral and the Pledged Shares and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for monies actually received by them hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral or any Pledged Shares.

9. Miscellaneous.

         9.1 Continuing Security Interest; Transfer of Interest. This Agreement shall create a continuing security interest in the Collateral and the Pledged Shares and shall (a) remain in full force and effect until the Termination Date; provided, however, that the security interest in the Collateral and the Pledged Shares created by this Agreement shall continue after the Termination Date with respect to any Secured Obligations that arose prior to the Termination Date, (b)

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be binding upon Obligor and its permitted successors and assigns and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its respective successors, transferees and assigns.

         9.2 Collateral Held By Agent. Unless held with a Broker under the Pledged Collateral Account Agreement, the Agent shall hold the Collateral in escrow pending agreement of the Obligor and the Secured Party, communicated in writing signed by both of them delivered to the Agent, in which event the Agent shall follow the directions regarding the release of the Collateral provided therein. Upon any termination of the security interests granted hereby, all rights to the Collateral and the Pledged Shares shall revert to Obligor to the extent such Collateral or Pledged Shares shall not have been sold or otherwise applied pursuant to the terms hereof and the Secured Party will, at Obligor's expense, execute and deliver to Obligor such documents as Obligor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

         9.3 Obligor's Waivers. Obligor hereby waives:

         (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement;

         (b) any requirement that the Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Person or any Collateral; and

         (c) any duty on the part of the Secured Party to disclose to Obligor any matter, fact or thing relating to the business, operation or condition of Obligor and its assets now or hereafter known by any Person.

         9.4 Secured Party Waivers. Secured Party hereby waives any contractual, legal or equitable right it may have as a stockholder of Obligor to approve (or enforce a covenant restricting or preventing) the consummation of the transactions contemplated by the Exchange Agreement.

         9.5 Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Obligor and the Secured Party shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

         9.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of Obligor and the Secured Party and its respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by Obligor without the prior written consent of the Secured Party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than Obligor and the Secured Party and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

                                       9
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         9.7 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

         9.8 Agent's Authority. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Collateral held by the Agent hereunder, the Agent is authorized and directed in the Agent's sole discretion (a) to retain in the Agent's possession without liability to anyone all or any part of said Collateral until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Collateral held by the Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         9.9 Indemnification of Agent. Obligor and the Secured Party agree, jointly and severally, to indemnify and hold harmless the Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent.

         9.10 Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Transaction Documents, the terms of which are incorporated herein by reference. For such purposes, the address of the Agent shall be (subject to change as provided in such Section):

                  Krieger & Prager,  LLP
                  39 Broadway
                  New York, NY 10006
                  Attention: Samuel M. Krieger, Esq.
                  Fax: (212) 363-2999
                  eMail: skrieger@kplawfirm.com

         9.11 Governing Law; Waiver of Jury Trial; Attorney's Fees. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, including the UCC and without regard to such State's conflicts of laws principles. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Borough of Manhattan for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement; provided, however, that any suit seeking enforcement against any Collateral or any Pledged Shares or Distributions or other property may be brought, at the Secured Party's option, in the courts of any jurisdiction where such Collateral, Pledged Shares, or other property may be found. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising from or relating to this Agreement or the transactions contemplated hereby. In addition, the Obligor shall pay all

                                       10
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reasonable fees and expenses incurred by the Secured Party in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses.

         9.12 No Oral Agreements. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         9.13 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person or entity other than the parties to this Agreement any rights or remedies under this Agreement, except such rights as may be applicable to a Broker in the event the Pledged Shares are subject to a Pledged Collateral Account Agreement.

         9.14 Counterparts. This Agreement may be executed in any number of counterparts, and by facsimile, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.


                                      *****

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         IN WITNESS WHEREOF, the parties duly executed and delivered this
Agreement as of the date first written above.



                                      EUROTECH, LTD.


                                      By:  /s/ Don V. Hahnfeldt
                                           -------------------------------------
                                           Name: Don V. Hahnfeldt
                                           Title:   President



                                      AGENT:

                                      KRIEGER & PRAGER, LLP as agent on behalf of the Secured Party


                                      By:  /s/ Samuel Krieger
                                           -------------------------------------
                                           Name:  Samuel Krieger
                                           Title:    Member

                                      Address:


                                      WOODWARD LLC



                                      By:  /s/ David K. Sims
                                           -------------------------------------
                                           Name: David K. Sims for Navigator
                                           Management Ltd.
                                           Title:  Director

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

Broker Account Number  __-_______


                                    EXHIBIT A

                  FORM OF PLEDGED COLLATERAL ACCOUNT AGREEMENT

NOTE:  THIS AGREEMENT IS SUBJECT TO REVIEW AND ACCEPTANCE BY ________ ("BROKER")


TO:      Broker
         [address]

              1. Prior to the execution of this Pledged Collateral Account Agreement (the "Agreement"), the undersigned, Eurotech, Ltd. ("Assignor") and Woodward LLC ("Assignee") entered into Pledge and Security Agreement, dated as of December __, 2002 pursuant to which a security interest in certain rights and assets of Assignor is granted by Assignor to Assignee (the "Assignment"). In connection therewith, Assignor hereby instructs _________ Company ("Broker") to:

         a) establish a cash security account, which is to be known as "__________.", as Secured Party for__________________.,
                  Pledged Collateral A/C, Attn: _________________________ ("Cash
                  Account"); and

         b) place the assets listed in Exhibit A, which is attached hereto and made a part hereof, into the Cash Account for a period through and until December 31, 2007, to be extended by mutual consent.

              2. Assignor represents that Exhibit A is a correct listing of the assets to be held in the Cash Account (the "Collateral") and that it has received no notice of, and has no knowledge of, any other security interest in the Cash Account or Collateral. Broker will furnish all appropriate tax reporting information for the Cash Account to the Internal Revenue Service under Assignor's Tax Identification or Social Security Number.

              3. Assignor and Assignee consent and agree that instructions with regard to the Cash Account shall be given to Broker directly and shall be given only by Assignor, except as otherwise provided herein.

              4. Assignor may give instructions of any kind or character in regard to the Cash Account, oral or written, except that any instruction to Broker to deliver out of the Cash Account cash, securities and/or proceeds from the sale of or distributions on such securities, shall be made by a written instrument executed by either (a) an Authorized Officer of Assignor AND an Authorized Officer of Assignee or (b) an Authorized Officer of Assignee who shall certify in writing that an "Event of Default", as defined in the Assignment, exists as of the date thereof (it being understood and agreed that Broker shall have no duty or obligation whatsoever of any kind or character to determine whether an Event of Default exists). After receiving such notice of an Event of Default, if any, Broker shall not effect any trades or changes to investments with respect to the Collateral. Assignor and Assignee agree that, after notice of an Event of Default, Broker will proceed to liquidate on a best efforts basis the Cash Account or any portion thereof as may be directed in writing by Assignee. Assignee acknowledges and understands that there is no assurance that a liquid market exists for all of the Collateral. Further Assignee hereby agrees to indemnify and hold harmless Broker, its affiliates, officers, employees, agents, successors and assigns from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees, that may result by reason of Broker complying with such instructions by Assignee acting alone.

              5. For purposes of this Agreement, the term "Authorized Officer of Assignor" shall refer, collectively, to __________________, President and ________________. The term "Authorized Officer of Assignee" shall refer in the singular to_________ (who is, on the date hereof, a Director of Assignee). If the Assignor or the Assignee is a natural person then such term shall mean the Assignor or Assignee respectively and, if more than one natural person is the Assignee, such natural persons may act severally. An Authorized Officer shall be replaced by written notice by a senior officer of the party replacing said Authorized Officer, or by such other officer as Broker may approve, which approval shall not be unreasonably withheld.

              6. So long as this Agreement remains in effect, Assignee, as the Secured Party for the Cash Account, shall be entitled to receive any and all notices and statements of the Cash Account and Assignor, as an interested party, shall be entitled to receive duplicates of the trade confirmations and account statements of such Cash Account at the respective addresses listed below. Assignee agrees to forward promptly to Assignor, as beneficial owner of the Cash Account, all other documents relating to securities held in the Cash Account that are received by Assignee from Broker.

              7. Broker shall not be liable for any action taken or omitted by it in good faith with respect to the Cash Account and believed by Broker to be authorized or within its obligations hereunder. Broker may rely on any certificate, statement, request, agreement or other instrument it believes to be genuine and to have been signed or presented by a proper person.

              8. If conflicting demands are made or notices are served upon Broker with respect to this Agreement or Cash Account, or if Broker shall hold a good faith belief that the rights of a party to the Cash Account are not absolutely clear, the parties hereto agree that Broker shall be entitled to refuse to comply with any such notice or demand and to withhold and stop all further proceedings in the performance of this Agreement until (a) the rights of the adverse claimants have been finally adjudicated in a court having and assuming jurisdiction of the parties or the Cash Account or (b) all differences shall have been adjusted by mutual agreement of such claimants and Broker shall have been notified thereof in a writing signed by such claimants. Broker shall not be or become liable for damages or interest to Assignor or Assignee or to any other person for its failure to comply with such conflicting or adverse demands or notices. Broker may, but shall not be obligated to, file a suit in interpleader for a declaratory judgment for the purpose of having the respective rights of such claimants adjudicated, or may deposit the Collateral with a court of competent jurisdiction, in which event Assignor and Assignee, jointly and severally, agree to pay all reasonable costs, expenses and attorney's fees incurred by Broker in connection therewith. In the event that Broker shall deposit the Collateral with such court, Broker shall be fully released and discharged from any and all duties and obligations hereunder.

              9. Assignor and Assignee acknowledge and agree that Broker is not a party to any other agreement between them, that Broker is not bound by or subject to any terms thereof, and that Broker's only duties and responsibilities with respect to the Cash Account are those set forth herein. Assignor and Assignee acknowledge and agree that Broker has not arranged for and will not arrange for the extension or maintenance of any credit for the Cash Account.

              10. Assignor and Assignee acknowledge and agree that Broker shall not be liable to Assignee for any decrease in value of the investments in the Cash Account for any reason, including, by way of illustration and not limitation, liability for decreases in value resulting from transactions recommended by Broker or its employees or agents or from commission and/or other charges. Broker expressly has no obligation to advise either Assignor or Assignee of any decrease in the value of the Cash Account at any time.

              11. Assignor and Assignee acknowledge and agree that, notwithstanding anything to the contrary contained herein or in the Assignment, this Agreement shall not subordinate or release Broker's security interest in or lien on the Cash Account or impose or create any obligations or duties upon Broker greater than or in addition to the customary and usual obligations and duties of Broker to Assignor, as set forth in the Broker Customer Agreement executed by Assignor, and Broker may charge such fees, commissions, costs and interest, if applicable, in accordance with its customary practices, except and to the extent that Broker henceforth shall accept instructions in connection with the Cash Account as provided in this Agreement.

              12. Assignor and Assignee hereby agree to indemnify and hold harmless Broker, its affiliates, officers, employees, agents, successors and assigns from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with the Assignment, this Agreement and/or the Cash Account.

              13. Assignor, Assignee and Broker agree that any action instituted as a result of any controversy involving Broker or its employees or agents arising out of this Agreement, or as a result of any interpretation of any section thereof, or involving transactions in the Cash Account shall be brought before the arbitration facility of a self-regulatory organization with jurisdiction over Broker.

              14. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto and shall be construed in accordance with the laws of the State of New York without regard to its conflict of laws principles and the rights and remedies of the parties shall be determined in accordance with such laws.

              15. Assignor and Assignee represent and warrant to Broker that the Agreement and Assignment are in compliance with applicable law, including, without limitation, the federal securities laws and regulations and any applicable Federal Reserve credit regulations.

              16. Assignor and Assignee acknowledge that this Agreement supplements Assignor's existing agreement(s) with Broker and, except as otherwise provided herein, that this Agreement in no way is intended to abridge any rights that Broker otherwise may have.

              17. Unless otherwise provided herein, any notice permitted or required hereunder from either Assignor or Assignee to Broker shall be in writing and shall be delivered personally or be mailed by certified or registered mail, return receipt requested, postage prepaid, to_____________________ New York, NY [ZIP] to_________, _________, NY [ZIP],
    with a copy to _______________and _____________________ at _______________,
    or to such other representative of Broker and address as provided in writing thereafter. Any such notice shall be effective upon receipt.

              18. Broker's duties and obligations under this Agreement shall terminate upon the delivery of written notice to Broker from Assignee that Assignor has satisfied the obligation underlying the Assignment or that the Assignment has been breached, expired or otherwise terminated.

              19. Broker may terminate its duties and obligations under this Agreement by giving Assignor and Assignee fifteen (15) days prior written notice of its intent (a) to transfer the Collateral to Assignee or its Designee, (b) to deliver the Collateral to another broker-dealer or financial institution if directed in a notice signed by Assignee and delivered to Broker prior to the end of such fifteen (15) day notice period, or (c) to otherwise terminate its Cash Account relationship with Assignor. If Assignee fails to direct Broker concerning the Collateral transfer, Broker may file an interpleader action or deposit the Collateral with a court as forth in this Agreement.

              20. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed by their duly authorized officers, whereupon it shall become effective and binding on the date of acceptance by Broker.


ASSIGNOR:                                   ASSIGNEE:



By:         _______________________         By:         ________________________
            Title:                                      Title:


Signature:  _______________________         Signature:  ________________________
Date:       _______________________         Date:       ________________________

Address:    _______________________         Address:    ________________________
            _______________________                     ________________________
Telephone:  _______________________         Telephone:  ________________________
         Facsimile:                                  Facsimile:




REVIEWED AND ACCEPTED:

BROKER
ADDRESS
New York, NY


By:   _______________________________________     Date:  _______________________
Title:

         PLEDGED COLLATERAL ACCOUNT AGREEMENT


                                           BROKER ACCOUNT NUMBER ___-______

         EXHIBIT A





1.       239,927,344 shares of common stock of Markland Technologies, Inc.

2.       Distributions on the Pledged Shares(as defined in the Assignment).

                                    Exhibit B
                                    ---------

                                       to

                          Pledge and Security Agreement

                          dated as of December 19, 2002

                                by Eurotech, Ltd.
                            in favor of Woodward LLC.

                             Irrevocable Stock Power
                             -----------------------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ___________________________________, the following shares of common stock,
$_.01 par value per share, of the undersigned:

No. of Shares                                             Certificate No.
-------------                                             ---------------


and irrevocably appoints _________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

                                             EUROTECH, LTD.

                                             By:    ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________


MEDALLION SIGNATURE GUARANTEE:



___________________________